Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL
OF
FLEXTRONICS INTERNATIONAL LTD.

to Tender Notes in Respect of its
Offer to Purchase for Cash
Up To $250,000,000 Aggregate Principal Amount
1% Convertible Subordinated Notes due August 1, 2010 (the “Notes”)

Pursuant to the Offer to Purchase
Dated December 1, 2008

THE TENDER OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 29, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). HOLDERS OF NOTES MUST VALIDLY TENDER AND NOT WITHDRAW THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSIDERATION FOR THEIR NOTES AS DETERMINED IN ACCORDANCE WITH THE TERMS OF THE OFFER TO PURCHASE (AS DEFINED BELOW).

The Depositary for the Tender Offer is:

By Mail: Computershare Trust Company, N.A. c/o Corporate Actions – Flextronics P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile Transmission: For Eligible Institutions Only: (781) 930-4942 For Confirmation Only Telephone: (781) 930-4900	By Overnight Courier: Computershare Trust Company, N.A. c/o Corporate Actions – Flextronics 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS LETTER OF TRANSMITTAL BY ANY MEANS OTHER THAN AS PROVIDED HEREIN WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions contained herein should be read carefully before this Letter of Transmittal (as defined below) is completed and signed. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated December 1, 2008 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”). To the extent there are any conflicts between the terms and conditions of this Letter of Transmittal and the terms and conditions of the Offer to Purchase, the terms and conditions of the Offer to Purchase shall control.

Any questions related to the procedure for tendering Notes and requests for assistance may be directed to either the Dealer Manager or the Information Agent each at its address and telephone number set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, or any other documents may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Letter of Transmittal.

This Letter of Transmittal and the instructions hereto (the “Letter of Transmittal”) and the Offer to Purchase constitute an offer (the “Tender Offer”) by Flextronics International Ltd. (“Flextronics”) to purchase the Notes for cash, on the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal.

All of the Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). As described in the Offer to Purchase, a valid tender of Notes pursuant to the Tender Offer requires BOTH delivery of the Notes to the Depositary through book-entry transfer to the Depositary’s account at DTC AND EITHER (i) delivery to the Depositary of a duly executed Letter of Transmittal OR (ii) delivery to the Depositary of an “agent’s message” through the DTC Automated Tender Offer Program (or “ATOP”), to the effect that the DTC participant named in the agent’s message has received and agrees to be bound by the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal and providing the Bid Price(s) for the tendered Notes. The proper procedures for tendering Notes pursuant to the Tender Offer are described in the Offer to Purchase under the caption “THE TENDER OFFER — Procedures for Tendering Notes.”

A tender will be deemed to have been received only when the Depositary receives (i) either a duly completed agent’s message through the facilities of DTC at the Depositary’s DTC account or a properly completed Letter of Transmittal, and (ii) confirmation of book-entry transfer of the Notes into the Depositary’s applicable DTC account.

You may submit only one agent’s message or Letter of Transmittal for the Notes tendered.

Notwithstanding any other provision of the Tender Offer, the obligations of Flextronics to accept for purchase, and to pay the Consideration, plus the amount of accrued and unpaid interest thereon from the last interest payment date up to, but not including, the settlement date (which shall be the date of delivery of the Consideration to the Depositary) for such Notes (the “Accrued Interest”), for Notes validly tendered pursuant to the Tender Offer is subject to and conditioned upon the satisfaction of (or, where applicable, waiver by Flextronics of) all applicable conditions described under “THE TENDER OFFER — Conditions to the Tender Offer” in the Offer to Purchase.

You may withdraw validly tendered Notes at any time on or prior to the Expiration Date. If you tender Notes through a broker, dealer, commercial bank, trust company or other nominee, you must contact that nominee to make arrangements for withdrawal. You may also withdraw your Notes at any time after 12:00 midnight on January 29, 2009, if Flextronics has not yet accepted for payment the Notes that you have tendered in the Tender Offer. If the Tender Offer is terminated without Flextronics having purchased any Notes pursuant to the Tender Offer, whether before or after the Expiration Date, Flextronics will promptly return the Notes tendered pursuant to the Tender Offer to the tendering holders. Flextronics expressly reserves the right (but will not be obligated), at any time or from time to time, on or prior to the Expiration Date, to increase the Maximum Acceptance Amount in its sole discretion or to otherwise amend the Tender Offer prior to the date of acceptance for payment of Notes in the Tender Offer in any other respect, subject to applicable law.

Flextronics will pay you, or cause you to be paid, for your tendered (and not withdrawn) Notes that Flextronics accepts pursuant to the Tender Offer, the Consideration if your Notes are validly tendered (and not withdrawn) on or prior to the Expiration Date, plus an amount equal to any Accrued Interest, in cash promptly after the Expiration Date.

In the event that the Tender Offer is withdrawn or otherwise not completed, neither the Consideration that might otherwise have been applicable, nor Accrued Interest, will be paid or become payable to holders who have tendered their Notes in the Tender Offer, and any Notes tendered pursuant to the Tender Offer will be credited to your account.

To properly complete this Letter of Transmittal, a holder of Notes must:

•	complete the box entitled “Description of Notes Tendered and Bid Price”;

•	sign this Letter of Transmittal by completing the box entitled “Please Sign Here”;

•	if appropriate, check and complete the box entitled “Special Payment and Delivery Instructions”; and

•	complete the IRS Form W-9 or other withholding forms described herein.

The Tender Offer is not being made to (nor will tenders of Notes be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance of the Tender Offer would not be in compliance with the laws of such jurisdiction.

DESCRIPTION OF NOTES TENDERED AND BID PRICE
1% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2010

Indicate in the box below the aggregate principal amount of the Notes to which this Letter of Transmittal relates, and either (i) specify the Bid Price (in increments of $2.50) within the range of $780 (the “Base Price”) and $870 that you would be willing to receive in exchange for each $1,000 principal amount of Notes, or (ii) do not specify a Bid Price, in which case you will be deemed to have specified the Base Price. If the space provided below is inadequate, list the principal amount of Notes being tendered and the Bid Price, if any, on a separately executed schedule and affix the schedule to this Letter of Transmittal. You may specify a different Bid Price for each $1,000 in principal amount of Notes that you hold.

Name(s) and Address(es) of Holder(s)
or Name of DTC Participant and Participant’s DTC Account Number	Aggregate Principal		Bid Price at Which
in which Notes are Held	Amount	Principal Amount	the Notes are Being
(Please fill in, if blank)	Represented*	Tendered	Tendered**

*	Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 3.

**	Each Bid Price must be a whole multiples of $2.50. If any Bid Price is not submitted in a whole increment of $2.50, such Bid Price will be rounded down to the nearest $2.50 increment. The Bid Price you specify, if any, must be between the Base Price and $870. Tenders of Notes outside of this range will not be accepted. Holders who tender Notes without specifying a Bid Price will be deemed to have specified the Base Price as to those Notes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned hereby acknowledges receipt of the Offer to Purchase, dated December 1, 2008 (the “Offer to Purchase”), of Flextronics International Ltd. (“Flextronics”), and this Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”) relating to Flextronics’s tender offer (the “Tender Offer”) to purchase for cash, upon the terms and subject to the conditions set forth in the Offer Documents, its 1% Convertible Subordinated Notes due August 1, 2010 (the “Notes”) in an aggregate principal amount not to exceed $250,000,000 (subject to increase, the “Maximum Acceptance Amount”) at a purchase price per $1,000 principal amount determined in accordance with the Tender Offer. The Tender Offer will expire at 12:00 midnight, New York City time, on December 29, 2008, unless extended or earlier terminated by Flextronics (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender and not withdraw their Notes on or prior to the Expiration Date in order to receive the Consideration for their Notes as determined in accordance with the terms of the Offer to Purchase. The Tender Offer is not conditioned on any minimum amount of Notes being tendered.

Upon the terms and subject to the conditions of the Tender Offer, the undersigned hereby tenders to Flextronics the principal amount of Notes indicated above.

Subject to, and effective upon, acceptance for purchase of the Notes tendered in accordance with the terms and subject to the conditions of the Tender Offer, including, if the Tender Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned hereby agrees to sell, assign and transfer to, or upon the order of, Flextronics all rights, title and interests in and to all Notes tendered and releases and discharges Flextronics from any and all claims such holder may now have, or may have in the future, arising out of, or related to, the Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that such holder is entitled to receive additional principal or interest payments with respect to the Notes (other than any accrued and unpaid interest to be paid by Flextronics in connection with the Tender Offer) or to participate in any redemption or defeasance of the Notes. The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Notes, with full power of substitution, with full knowledge that the Depositary also acts as the agent of Flextronics (the power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes on the account books maintained by DTC to, or upon the order of, Flextronics and receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms and subject to the conditions of the Tender Offer.

The undersigned understands and acknowledges that the Tender Offer for the Notes will expire on the Expiration Date, unless extended or earlier terminated by Flextronics. In addition, the undersigned understands and acknowledges that, in order to receive the Consideration for any Notes accepted for payment by Flextronics, the undersigned must have validly tendered (and not validly withdrawn) Notes at or prior to the Expiration Date (as such deadline may be extended with respect to the Tender Offer for the Notes).

The undersigned understands and acknowledges that Notes tendered pursuant to the Tender Offer may not be withdrawn after the Expiration Date, except in limited circumstances. In addition, in the event of a termination of the Tender Offer without any Notes being purchased, the Notes not purchased will be promptly returned to the tendering holders.

The undersigned understands and acknowledges that tenders of Notes pursuant to any of the procedures described in the Offer Documents and acceptance of tendered Notes by Flextronics for purchase will constitute a binding agreement between the undersigned and Flextronics upon the terms and subject to the conditions of the Tender Offer in effect on the Expiration Date.

Unless otherwise indicated below in the box entitled “Special Payment and Delivery Instructions,” please issue the check for payment with respect to any Notes accepted for payment, and mail the check for payment with respect to any Notes accepted for payment to the address(es) of the registered holder(s) appearing above under “Description of Notes Tendered and Bid Price.” Similarly, unless otherwise indicated below in the box entitled “Special Payment and Delivery

Instructions,” please credit the account maintained at DTC appearing above under “Description of Notes Tendered and Bid Price” with any Notes not accepted for payment.

In the event of a termination of the Tender Offer, the respective tendered Notes will be credited to such holder’s account through DTC and such holder’s DTC participant, unless otherwise indicated below in the box entitled “Special Payment and Delivery Instructions.” The undersigned recognizes, however, that Flextronics has no obligations pursuant to the “Special Payment and Delivery Instructions” box provisions of this Letter of Transmittal to transfer any Note from the name of the registered holder(s) thereof if Flextronics does not accept for payment any of the principal amount of such Notes.

The undersigned understands that Flextronics will, upon the terms and subject to the conditions of the Tender Offer, determine the price it will pay for Notes validly tendered and not validly withdrawn pursuant to the Tender Offer, after taking into account the number of Notes so tendered and the Bid Prices specified by tendering holders. The undersigned understands that Flextronics will select the lowest Clearing Premium that will allow it to purchase the largest principal amount of Notes up to the Maximum Acceptance Amount, upon the terms and subject to the conditions of the Tender Offer.

The undersigned covenants, represents and warrants to Flextronics that, in connection with its tender of the Notes indicated in the box above pursuant hereto:

1. the undersigned has received a copy of this document and the Offer to Purchase and agrees to be bound by all the terms and conditions of the Tender Offer;

2. the undersigned has full power and authority to tender its Notes tendered hereby;

3. the undersigned has assigned and transferred such Notes to the Depositary and irrevocably constitutes and appoints the Depositary as its, his or her true and lawful agent and attorney-in-fact to cause such Notes to be tendered in the Tender Offer, that power of attorney being irrevocable and coupled with an interest.

4. the undersigned’s Notes are being tendered, and will, when accepted by the Depositary, be free and clear of all charges, liens, restrictions, claims, equitable interests and encumbrances, other than the claims of a holder under the express terms of the Tender Offer; and

5. the undersigned will, upon Flextronics’s request or the request of the Depositary, as applicable, execute and deliver any additional documents necessary or desirable to complete the tender of such Notes.

The holder of each Note tendered and accepted for payment will receive interest, if any, thereon from the last interest payment date up to, but not including, the purchase date for such Notes (which shall be the date of delivery of the Consideration to the Depositary), upon the terms and subject to the conditions described in the Offer to Purchase. Under no circumstances will any interest be payable because of any delay in the transmission of funds to holders by the Depositary.

The undersigned’s agent, by delivering, or causing to be delivered, those Notes and the completed agent’s message or a completed Letter of Transmittal, to the Depositary is representing and warranting that the undersigned, as owner of the Notes, has represented, warranted and agreed to each of the above. The undersigned understands that Flextronics’s acceptance of the Notes tendered pursuant to the procedures described in the section captioned “THE TENDER OFFER — Procedures for Tendering Notes” of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Flextronics upon the terms and subject to the conditions of the Tender Offer.

The name(s) and address(es) of the DTC participant should be printed, if they are not already printed above, exactly as they appear on a security position listing as the owner of the Notes.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, Flextronics may terminate or amend the Tender Offer.

For purposes of the Tender Offer, the undersigned understands that Flextronics will be deemed to have accepted for purchase validly tendered Notes, or defectively tendered Notes with respect to which Flextronics has waived such defect, if, as and when Flextronics gives oral or written notice thereof to the Depositary.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of (1) timely confirmation of a book-entry transfer of such Notes into the Depositary’s account at DTC pursuant to the procedures set forth in the Offer to Purchase, (2) a properly completed and duly executed Letter of Transmittal or a properly transmitted agent’s message through ATOP and (3) any other documents required by the Letter of Transmittal at or prior to the Expiration Date, together with all accompanying evidences of authority and any other required documents in form satisfactory to Flextronics. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by Flextronics, which determination shall be final and binding.

PLEASE SIGN HERE — To Be Completed By All Tendering Holders

(Please Complete and Return With IRS Form W-9
or other applicable IRS Form,
Unless an Agent’s Message is Delivered through the Facilities of DTC)

This Letter of Transmittal must be signed, if tendered by a DTC participant, exactly as such DTC participant’s name appears on a security position listing as the owner of Notes. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Flextronics of such person’s authority to so act. See Instruction 4 below.

(Signature(s) of Holder(s) or Authorized Signatory)

Dated:  , 2008.

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

PLEASE COMPLETE IRS FORM W-9 OR OTHER APPLICABLE IRS FORM

SIGNATURE GUARANTEE (See Instruction 4 below)

Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date:  , 2008.

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 6, 7 and 8)

To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of, or if the payment check for the Consideration, plus Accrued Interest, is to be issued to the order of, someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of Notes Tendered and Bid Price” within this Letter of Transmittal, or if Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above.

☐  Payment Check(s)

Name(s)
(Please Print)

Address

(Include Zip Code)

Taxpayer Identification Number, Social Security Number
or Employer Identification Number
(See IRS Form W-9, or other applicable IRS Form)

☐  Credit unpurchased Notes by book-entry to the book-entry transfer facility account set forth below:

DTC Account Number:

Number of Account Party:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1. Delivery of Letter of Transmittal; Notes and All Other Required Documents; No Guaranteed Delivery Procedures.  To tender the Notes, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an agent’s message and a confirmation of a book-entry transfer into the Depositary’s account with the book-entry transfer facility of such Notes tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Depositary on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the Depositary. This Letter of Transmittal and any other required documents should be sent only to the Depositary, not to Flextronics, the Trustee, the Dealer Manager or DTC.

Pursuant to authority granted by DTC, any DTC participant that has Notes credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Notes as though it were the registered holder by so completing, executing and delivering the Letter of Transmittal or delivering an agent’s message. Tenders of Notes will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

The method of delivery of this Letter of Transmittal, Notes and all other required documents to the Depositary is at the election and risk of the holders.

No alternative, conditional or contingent tenders of Notes will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Depositary. This Letter of Transmittal should be sent only to the Depositary. The Depositary will not accept any tender materials other than Letters of Transmittal and the DTC participants’ agent’s messages.

Flextronics does not intend to permit tenders of Notes by guaranteed delivery procedures.

All tendering Note holders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an agent’s message, waive any right to receive any notice of the acceptance of their tender.

2. Withdrawal of Tenders; Amendment and Extension.  A tender of Notes pursuant to the Tender Offer may be withdrawn at any time on or prior to the Expiration Date. If you tender Notes through a broker, dealer, commercial bank, trust company or other nominee, you must contact that nominee to make arrangements for withdrawal. You may also withdraw your Notes at any time after 12:00 midnight on January 29, 2009, if Flextronics has not yet accepted for payment the Notes that you have tendered in the Tender Offer. If the Tender Offer is terminated without Flextronics having purchased any Notes pursuant to the Tender Offer, whether before or after the Expiration Date, Flextronics will promptly return the Notes tendered pursuant to the Tender Offer to the tendering holder.

For a withdrawal of Notes to be effective, the Depositary must timely receive, on or prior to the Expiration Date, a “notice of withdrawal” in the form of either an agent’s message or a written or faxed request specifying the name of the tendering holder, a description of the Notes to be withdrawn, the amount of Notes to be withdrawn and the number of the account at DTC to be credited with the withdrawn Notes and you must otherwise comply with DTC procedures. Any “notice of withdrawal” must be signed by the holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes being withdrawn. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, an agent’s message or a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of the agent’s message or written or faxed notice of such withdrawal even if re-transfer by DTC book-entry is not immediately effected.

If you tendered your Notes through a broker, bank or other nominee and wish to withdraw your Notes, you will need to make arrangements for withdrawal with your broker, bank or other nominee. Your ability to withdraw the tender of your Notes will depend upon the terms of the arrangements you have made with your broker, bank or other nominee and, if your broker, bank or other nominee is not the DTC participant tendering those Notes, the arrangements between your broker, bank or other nominee and such DTC participant, including any arrangements involving intermediaries between your broker, bank or other nominee and such DTC participant.

Through DTC, the Depositary will return to tendering holders all Notes in respect of which it receives valid notice of withdrawals prior to the Expiration Date promptly after it receives such notice of withdrawals.

Holders may not rescind their withdrawal of tenders of Notes, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offer. Properly withdrawn Notes may, however, be re-tendered at any time on or prior to the Expiration Date by again following one of the procedures described in the Offer to Purchase under “THE TENDER OFFER — Procedures for Tendering Notes.”

Holders can withdraw the tender of their Notes only in accordance with the foregoing procedures.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Flextronics, in its sole discretion, which shall be final and binding. None of the Depositary, the Dealer Manager, the Information Agent, Flextronics or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

If Flextronics is delayed in its acceptance for purchase of, or payment for, any Notes or is unable to accept for purchase or pay for Notes pursuant to the Tender Offer for any reason, then, without prejudice to Flextronics’s rights hereunder, tendered Notes may be retained by the Depositary on its behalf and may not be validly withdrawn (subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that Flextronics pay the consideration offered or return the Notes deposited by or on behalf of the holders promptly after the termination or withdrawal of the Tender Offer).

If Flextronics materially changes the terms of the Tender Offer or the information concerning the Tender Offer, or if Flextronics waives a material condition to the Tender Offer, it will disseminate additional information and extend the Tender Offer to the extent required by applicable law. If Flextronics increases or decreases the Consideration to be paid in the Tender Offer or the principal amount of Notes subject to the Tender Offer, the Tender Offer must remain open at least 10 business days from the date Flextronics first gives notice of such increase or decrease to Holders, by press release or otherwise; provided that Flextronics will not be required to amend or extend the Tender Offer if it increases the Notes purchased in the Tender Offer by an amount not exceeding 2% of the outstanding principal amount of the Notes (approximately $10,000,000 principal amount as of November 28, 2008).

Any extension or amendment of the Tender Offer will be followed as promptly as practicable by a public announcement thereof, which in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. In the event that Flextronics extends the Tender Offer, the term “Expiration Date” shall mean the time and date on which the Tender Offer, as so extended, shall expire. Without limiting the manner in which Flextronics may choose to make such announcement, Flextronics shall not, unless required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

3. Partial Tenders and Unpurchased Notes.  If fewer than all of the Notes owned by a holder are tendered, the holder must fill in the aggregate principal amounts of such Notes tendered in the third column of the box titled “Description of Notes Tendered and Bid Price” herein. The entire aggregate principal amount represented by the Notes delivered to the Depositary will be deemed to have been tendered, unless otherwise indicated.

4. Signatures on Letter of Transmittal; Signature Guarantees.

•	Exact Signature. If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

•	Joint Holders. If the Notes tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

•	Signatures of Fiduciaries. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Flextronics of his or her authority to so act.

No signature guarantee is required if either:

•	this Letter of Transmittal is signed by the DTC participant whose name appears on a security position listing as the owner of the Notes; or

•	the Notes are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

In all other cases an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.

5. Transfer Taxes.  Except as set forth in this Instruction 5, Flextronics will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to it, or to its order, pursuant to the Tender Offer. If payment is to be made to any persons other than the registered owners, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. For the avoidance of doubt, transfer taxes will not be considered to include income, franchise or similar taxes that are occasioned by the transfer of the Notes pursuant to the Tender Offer.

6. Special Payment and Delivery Instructions.  Tendering holders should indicate in the applicable box or boxes the name and address to which checks constituting payments for Notes to be purchased in the Tender Offer are to be issued or sent, if different from the name and address of the registered or acting holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated.

7. Backup Withholding; IRS Form W-9; IRS Form W-8BEN; IRS Form W-8ECI.  Each tendering holder may be subject to backup withholding at a rate of 28% on payments made pursuant to the Tender Offer unless the holder (i) establishes that he, she or it is a corporation or other exempt holder or (ii) provides an accurate taxpayer identification number on an IRS Form W-9, and makes the appropriate certifications set forth in IRS Form W-9 under penalties of perjury. Each tendering holder that is a Non-U.S. Holder may be required to submit a properly completed IRS Form W-8BEN or, if applicable, IRS Form W-8ECI, certifying, under penalties of perjury, to such Non-U.S. Holder’s foreign status in order to establish an exemption from backup withholding. An IRS Form W-9 or W-8BEN (or other applicable form) may be obtained from the Depositary or at the IRS website at http://www.irs.gov. Exempt U.S. Holders should complete and return an IRS Form W-9 or other applicable IRS Form and check the “Exempt payee” box to avoid possible erroneous backup withholding.

TO COMPLY WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

8. Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by Flextronics, in its sole discretion, whose determination will be final and binding. Flextronics reserves the right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance of or payment for such Notes may, based on the advice of Flextronics’s counsel, be unlawful. Flextronics also reserves the right, in its sole discretion, and subject to applicable law, to waive or amend any condition to, or any defect or irregularity in, any tender with respect to Notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. In the event that a condition is waived with respect to any particular holder, the same condition will be waived with respect to all holders. Flextronics’s interpretation of the terms and conditions of the Tender Offer (including the Letter of Transmittal and the instructions thereto) may only be challenged in a court of competent jurisdiction. A non-appealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

No tender will be deemed to have been validly made until all defects or irregularities in such tender have been cured or waived. None of Flextronics, the Dealer Manager, the Depositary, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in any tender of any Notes or notice of withdrawal or will incur any liability for failure to give any such notification.

9. Waiver of Conditions.  Flextronics expressly reserves the absolute right, in its sole discretion, subject to applicable law, to waive any of the conditions to the Tender Offer in the case of any Notes tendered, in whole or in part, at any time and from time to time.

10. Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering Notes and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to, and additional information about the Tender Offer may be obtained from, either the Dealer Manager or the Information Agent whose respective address and telephone numbers appear on the last page of the Offer to Purchase and this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE FOR HOLDERS OF NOTES WISHING TO TENDER THEIR NOTES AND RECEIVE THE CONSIDERATION.

The Depositary for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Corporate Actions — Flextronics P.O. Box 859208 Braintree, MA 02185-9208	For Eligible Institutions Only: (781) 930-4942 For Confirmation Only Telephone: (781) 930-4900	Computershare Trust Company, N.A. c/o Corporate Actions — Flextronics 161 Bay State Drive Braintree, MA 02184

Requests for additional copies of the Offer to Purchase, this Letter of Transmittal and all other tender offer materials may be directed to the Information Agent as set forth below and will be furnished promptly at Flextronics’s expense. Questions regarding the terms of the Offer to Purchase and this Letter of Transmittal may be directed to the Dealer Manager at its address and telephone number set forth below. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Tender Offer.

The Information Agent for the Tender Offer is:

199 Water Street, 26th Floor
New York, New York 10038
Banks and Brokers call: (212) 440-9800
All others call toll free: 1 (800) 843-9819

The Dealer Manager for the Tender Offer is:

Citi

390 Greenwich Street, 4th Floor
New York, NY 10013
Attention: Liability Management Group
Telephone: (800) 558-3745 (toll free)
(212) 723-6106 (collect)